UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2005

STEWART & STEVENSON SERVICES, INC.

(Exact name of Registrant as specified in charter)

Texas	0-8493	74-1051605
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2707 North Loop West Houston, Texas		77008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 868-7700

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

Amendment to 1988 Nonstatutory Stock Option Plan

On December 14, 2005, Stewart & Stevenson Services, Inc. (the “Company”) amended its 1988 Nonstatutory Stock Option Plan, as amended and restated effective June 10, 1997 (the “Plan”).  The amendment provides that if the employment of an employee of the Company or any of its subsidiaries terminates for any reason, the committee that administers the Plan may, in its sole discretion, determine (A) that all or a portion of the outstanding options granted to such employee shall become immediately exercisable and (B) to extend the period during which the employee has the right to exercise any outstanding option granted under the Plan to the extent it is exercisable as of the date of termination of such employment, but in no event later than the earlier of (x) the scheduled expiration date of such option and (y) the latest date that would not cause such option to be treated as providing for a “deferral of compensation” as described in Section 409A of the Internal Revenue Code and the regulations promulgated thereunder.

Whitman Termination and Release Agreement

As previously reported, on September 28, 2005, the Company entered into a definitive agreement to sell substantially all of the assets of its Engineering Products Division (“EPD”) to Hushang Ansary, a prominent Houston oil industry entrepreneur and philanthropist.  As previously reported, on October 24, 2005, the Company entered into a definitive agreement to sell all or substantially all of the assets of its Power Products Division (“PPD”) to Mr. Ansary.

On December 23, 2005, the Company signed a termination and release agreement with Mark L. Whitman, the chief executive officer of EPD (the “Whitman Termination Agreement”).  Pursuant to the Whitman Termination Agreement, Mr. Whitman resigned from his position and employment with the Company as an employee and officer effective on and as of the closing date of the EPD sale, which, subject to the satisfaction of certain conditions, is expected to occur on or before January 31, 2006.

The Company has agreed to pay Mr. Whitman $172,000 to satisfy amounts owed to him under the Company’s Management Incentive Compensation Plan (“MICP”) and $1,200,000 in connection with the anticipated EPD sale and the non-compete agreements that are part of the Whitman Termination Agreement.  The aggregate payment to Mr. Whitman under the Whitman Termination Agreement will be made in two traunches: $872,000 will be made to him upon expiration of a seven day revocation period that began on December 20, 2005 and the remaining $500,000 following the closing of the EPD sale.  The Company also agreed to pay Mr. Whitman the accrued unpaid vacation due to him under the Company’s vacation policy through the closing date of the EPD sale.

The Whitman Termination Agreement also provides that all stock options agreements held by Mr. Whitman under the Plan shall be amended to provide the Compensation Committee of the Board of Directors the discretion to accelerate the vesting of such stock options, to the extent not previously vested, immediately upon the closing of the EPD sale and to permit the exercise thereof at any time after the closing date of the EPD sale and prior to 3:00 p.m. on December 31, 2006.  The Whitman Termination Agreement also provides for a gross-up payment, subject to certain conditions and limitations, in the event any part of the payments to Mr. Whitman would be subject to an excise tax (as defined in the Whitman Termination Agreement).

Pursuant to the Whitman Termination Agreement, Mr. Whitman has agreed to certain customary non-disclosure, non-interference and cooperation obligations.  Mr. Whitman also has agreed not to compete with the Company for two years following the closing date of the EPD sale, subject to certain customary exceptions.  Mr. Whitman and the Company have also agreed to mutual releases from any claims each may have against the other.

Kyle Termination and Release Agreement

On December 23, 2005, the Company signed a termination and release agreement with Don K. Kyle, the chief executive officer of PPD (the “Kyle Termination Agreement”).  Pursuant to the Kyle Termination Agreement, Mr. Kyle resigned from his position and employment with the Company as an employee and officer effective on and as of the closing date of the PPD sale, which, subject to the satisfaction of certain conditions, is expected to occur on or before January 31, 2006.

The Company has agreed to pay Mr. Kyle $152,200 to satisfy amounts owed to him under the MICP and $1,295,000 in connection with the anticipated PPD sale and the non-compete agreements that are part of the Kyle Termination Agreement.  The aggregate payment to Mr. Kyle under the Kyle Termination Agreement will be made in two traunches: $947,200 will be made to him upon expiration of a seven day revocation period that began on December 20, 2005 and the remaining $500,000 following the closing of the PPD sale.  The Company also agreed to pay Mr. Kyle the accrued unpaid vacation due to him under the Company’s vacation policy through the closing date of the PPD sale.

The Kyle Termination Agreement also provides that all stock options agreements held by Mr. Kyle under the Plan shall be amended to provide the Compensation Committee of the Board of Directors the discretion to accelerate the vesting of such stock options, to the extent not previously vested, immediately upon the closing of the PPD sale and to permit the exercise thereof at any time after the closing date of the PPD sale and prior to 3:00 p.m. on December 31, 2006.  The Kyle Termination Agreement also provides for a gross-up payment, subject to certain conditions and limitations, in the event any part of the payments to Mr. Kyle would be subject to an excise tax (as defined in the Kyle Termination Agreement).

Pursuant to the Kyle Termination Agreement, Mr. Kyle has agreed to certain customary non-disclosure, non-interference and cooperation obligations.  Mr. Kyle also has agreed not to compete with the Company for two years following the closing date of the PPD sale, subject to certain customary exceptions.  Mr. Kyle and the Company have also agreed to mutual releases from any claims each may have against the other.

Item 1.02.  Termination of a Material Definitive Agreement.

Item 5.02(b).  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the Whitman Termination Agreement, the Severance Agreement between the Company and Mark L. Whitman, dated July 19, 2004, was terminated.  Pursuant to the Kyle Termination Agreement, the Severance Agreement between the Company and Don Kyle, dated July 19, 2004, was terminated.  Please refer to Item 1.01 above regarding the resignations of Mr. Whitman and Mr. Kyle.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit
Number	Description of Exhibit

10.1	Amendment to Stewart & Stevenson Services, Inc. 1988 Nonstatutory Stock Option Plan.
10.2	Termination and Release Agreement by and between Mark L. Whitman and Stewart & Stevenson Services, Inc., signed by the Company on December 23, 2005.
10.3	Termination and Release Agreement by and between Don K. Kyle and Stewart & Stevenson Services, Inc., signed by the Company on December 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART & STEVENSON SERVICES, INC.

Dated: December 23, 2005	By:	/s/ John B. Simmons
Name: John B. Simmons
Title: Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Amendment to Stewart & Stevenson Services, Inc. 1988 Nonstatutory Stock Option Plan.
10.2	Termination and Release Agreement by and between Mark L. Whitman and Stewart & Stevenson Services, Inc., signed by the Company on December 23, 2005.
10.3	Termination and Release Agreement by and between Don K. Kyle and Stewart & Stevenson Services, Inc., signed by the Company on December 23, 2005.